Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Carey Skinner	Chuck Jones
	Investor Relations	Media Calls
	(770) 752-3369	(770) 752-3594
	Carey.Skinner@choicepoint.com	Chuck.Jones@choicepoint.com

ChoicePoint® Announces Intention to

Retain ChoicePoint Precision Marketing

ALPHARETTA, GA – November 28, 2006 – ChoicePoint (NYSE: CPS) announced today its Board of Directors’ decision to retain the marketing services business. The company had announced in July 2006 its intention to divest this business as part of the company-wide strategic review. ChoicePoint Precision Marketing, a leading provider of direct marketing technologies and services, has approximately 670 employees in offices around the country.

“Despite our previously stated desire to divest this business, we have been unable to obtain a fair market price, particularly given the recent downturn in one of our leading customer segments, the mortgage market,” said company chairman and chief executive officer Derek V. Smith. “After considering our options it became clear to the Board that the best interests of our shareholders and customers were served by running this business as part of our continuing operations, rather than seeking to sell in the face of current market conditions.”

“Precision Marketing has long served its customers with superior direct marketing solutions and technologies,” said ChoicePoint Precision Marketing general manager Scott Hudson. “Based on recent discussions with our customers, I am convinced our clients fully support this decision.”

ChoicePoint continues to make significant progress overall in executing its strategic transformation as outlined in the various public filings of the company. ChoicePoint remains engaged in an active sales process regarding the other businesses that it previously announced its intention to divest.

As a result of this decision the company will begin reporting the results of its marketing services segment in continuing operations, beginning with its fourth quarter results. Restated quarterly segment results for 2005 and 2006 are included in this release and will be available on the company’s website, www.choicepoint.com.

ChoicePoint

ChoicePoint is modifying its prior full year guidance for 2006 due solely to the reporting change and the previously announced reclassification of other businesses as discontinued operations beginning in the fourth quarter. The Company now expects 2006 full year internal revenue growth from continuing operations to be in the range of 3 to 4 percent, including mid single digit growth in the fourth quarter. Including the impact of acquisitions, total revenue growth is expected to be in the range of 4 to 5 percent for the full year 2006.

Additionally, the Company expects operating profit margins from continuing operations to be approximately 25 to 26 percent for the full year, including operating margins in the 24 to 25 percent range in the fourth quarter. These estimates exclude the impact of impairment charges, stock option expense, on-going legal expenses related to the previously-disclosed fraudulent data access, and operating charges related to the Company’s centralization of functions and consolidation of certain technology platforms. Operating profit margins from continuing operations including these expenses are projected to be approximately 12 to 13 percent for the full year.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while working diligently to protect personal privacy. For more information about ChoicePoint, visit the Company’s Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the results of our ongoing review of fraudulent data access and other events, the impact of the Company’s decision to reclassify its Precision Marketing business as continuing operations, the impact of our decision to discontinue certain services, the results of our re-credentialing of customer accounts, the results of any litigation or government proceedings, the implementation of plans to divest various businesses resulting from our company-wide strategic review including unanticipated losses realized in connection with any such sales, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply, maintaining secure systems including personal privacy systems, ability to minimize system

ChoicePoint

interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the direct marketing and public filings markets, privacy matters and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10–K for the year ended December 31, 2005 and Quarterly Reports on Form 10–Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 (the “SEC Filings”). Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

ChoicePoint Page 4 of 7 ChoicePoint Inc. Summary of Projections for the Fourth Quarter Ended December 31, 2006*
	Internal Revenue Growth		Operating Margins Excluding Other Operating Charges
	Previous Projection	Current Projection	Previous Projection	Current Projection

Insurance Services	Low double digits	Low double digits	Low 50% range	Low 50% range

Screening and Authentication Services	Mid to high single digits	Mid to high single digits	Low to mid 20% range	Low to mid 20% range

Financial and Professional Services	Negative low to mid single digits	Negative low single digits	Low to mid single digits	Mid single digits

Government Services	Mid single digits	Mid single digits	Low double digits	Low double digits

Marketing Services	N/A	Negative low double digits	N/A	Low to mid double digits

ChoicePoint Consolidated	Mid to high single digits	Mid single digits	26% range	24% - 25% range

Other Projections for the Year Ended December 31, 2006
	Previous Projection	Current Projection

Total revenue growth	5% - 7%	4% - 5%

Internal revenue growth	4% - 6%	3% - 4%

Operating margins excluding other operating charges	26% - 27% range	25% - 26% range

Corporate expenses for continuing operations	7% - 8% of total revenue	7% - 8% of total revenue

Tax rate	Approximately 38%	Approximately 38%

Stock option expense	$11 - $12 million, net of tax	$11 - $12 million, net of tax

Expenses related to the fraudulent data access	$3 - $4 million	$3 - $4 million

Re-platforming expense and centralization of functions	$14 - $15 million	$15 - $16 million

Net free cash flow from continuing operations, excluding costs associated with the fraudulent data access **	$140 - $160 million	$150 - $170 million

Capital expenditures	$70 - $80 million	$65 - $75 million

Cash flow from operating activities - continuing operations	$210 - $240 million	$215 - $245 million

*	For a discussion of risks that may cause actual results to differ materially from these projections, please see the discussion under “Forward-Looking Statements” above, as well as the risk factors set forth in the SEC Filings.
**	Net free cash flow from continuing operations, excluding costs associated with the fraudulent data access is calculated as cash from continuing operations less capital expenditures.

ChoicePoint

ChoicePoint Inc.

2005 Segment Results - Continuing Operations

(Dollars in thousands)	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Total 2005
Revenue
Insurance Services	$98,560	$100,963	$104,775	$98,555	$402,853
Screening and Authentication Services	55,552	61,346	63,687	61,469	242,054
Financial and Professional Services	33,064	30,267	28,962	25,218	117,511
Government Services	31,080	29,981	35,326	32,971	129,358
Marketing Services	23,099	23,018	23,138	22,274	91,529
Royalty	797	526	954	121	2,398

Service Revenue	242,152	246,101	256,842	240,608	985,703
Reimbursable Expenses per EITF 01-14	6,543	6,623	7,480	7,411	28,057

Total Revenue	$248,695	$252,724	$264,322	$248,019	$1,013,760

Operating Income
Insurance Services	$54,204	$55,282	$57,906	$54,278	$221,670
Screening and Authentication Services	11,192	14,476	16,415	16,897	58,980
Financial and Professional Services	9,314	5,849	5,138	2,440	22,741
Government Services	5,363	2,208	6,487	5,268	19,326
Marketing Services	4,257	3,661	3,840	4,141	15,899
Royalty	770	325	506	121	1,722
Corporate & Shared Expenses (a)	(19,722)	(18,183)	(20,685)	(17,633)	(76,223)

Operating Income before other charges	65,378	63,618	69,607	65,512	264,115
Other operating charges (b)	(5,412)	(6,040)	(4,006)	(13,315)	(28,773)

Operating Income	$59,966	$57,578	$65,601	$52,197	$235,342

Total Service Revenue Growth Rates
Insurance Services	13.6%	14.6%	15.3%	13.8%	14.3%
Screening and Authentication Services	19.7%	15.0%	12.5%	9.1%	13.8%
Financial and Professional Services	35.6%	4.0%	-5.1%	-15.3%	3.3%
Government Services	121.8%	52.4%	89.2%	81.5%	83.4%
Marketing Services	1.3%	-0.9%	-1.9%	-6.3%	-2.0%

Total operations	23.8%	14.6%	15.9%	11.7%	16.3%

Internal Revenue Growth Rates
Insurance Services	11.8%	12.7%	12.4%	13.1%	12.6%
Screening and Authentication Services	12.2%	11.5%	12.5%	9.1%	11.3%
Financial and Professional Services	1.3%	-6.7%	-5.1%	-15.3%	-6.8%
Government Services	0.4%	-7.4%	12.5%	3.3%	2.2%
Marketing Services	1.3%	-0.9%	-1.9%	-6.3%	-2.0%

Total operations	8.3%	6.1%	8.3%	4.9%	6.9%

Operating Profit Margins
Insurance Services	55.0%	54.8%	55.3%	55.1%	55.0%
Screening and Authentication Services	20.1%	23.6%	25.8%	27.5%	24.4%
Financial and Professional Services	28.2%	19.3%	17.7%	9.7%	19.4%
Government Services	17.3%	7.4%	18.4%	16.0%	14.9%
Marketing Services (c)	18.4%	15.9%	16.6%	18.6%	17.4%

Operating income before other operating charges as a percentage of service revenue (b)	27.0%	25.9%	27.1%	27.2%	26.8%

Operating income as a percentage of total revenue	24.1%	22.8%	24.8%	21.0%	23.2%

ChoicePoint

ChoicePoint Inc.

2006 Segment Results - Continuing Operations

(Dollars in thousands)	Q1 2006	Q2 2006	Q3 2006
Revenue
Insurance Services	$112,326	$112,298	$116,118
Screening and Authentication Services	61,845	64,955	66,832
Financial and Professional Services	25,962	26,833	25,529
Government Services	31,375	32,324	35,123
Marketing Services	21,875	19,140	19,089

Service Revenue	253,383	255,550	262,691
Reimbursable Expenses per EITF 01-14	6,726	5,084	4,935

Total Revenue	$260,109	$260,634	$267,626

Operating Income
Insurance Services	$60,815	$60,039	$60,594
Screening and Authentication Services	14,238	14,729	15,740
Financial and Professional Services	2,451	3,923	3,044
Government Services	3,834	2,851	4,859
Marketing Services	4,002	2,135	2,834
Corporate & Shared Expenses (a)	(16,521)	(16,142)	(17,291)

Operating Income before other expenses	68,819	67,535	69,780
Other expenses (b):
Accelerated depreciation	(5,463)	—	—
Stock option expense	(3,537)	(3,424)	(4,284)
Other operating charges	(5,987)	(2,740)	(116,054)

Operating Income	$53,832	$61,371	$(50,558)

Total Service Revenue Growth Rates
Insurance Services	14.0%	11.2%	10.8%
Screening and Authentication Services	11.3%	5.9%	4.9%
Financial and Professional Services	-21.5%	-11.3%	-11.9%
Government Services	0.9%	7.8%	-0.6%
Marketing Services	-5.3%	-16.8%	-17.5%

Total operations	4.6%	3.8%	2.3%

Internal Revenue Growth Rates
Insurance Services	12.8%	10.1%	8.2%
Screening and Authentication Services	11.1%	5.0%	3.8%
Financial and Professional Services	-21.5%	-11.3%	-11.9%
Government Services	-2.4%	7.1%	-0.6%
Marketing Services	-5.3%	-16.8%	-17.5%

Total operations	3.7%	3.1%	0.9%

Operating Profit Margins
Insurance Services	54.1%	53.5%	52.2%
Screening and Authentication Services	23.0%	22.7%	23.6%
Financial and Professional Services	9.4%	14.6%	11.9%
Government Services	12.2%	8.8%	13.8%
Marketing Services	18.3%	11.2%	14.8%

Operating income before other operating charges as a percentage of service revenue (b)	27.2%	26.4%	26.6%

Operating income as a percentage of total revenue	20.7%	23.5%	-18.9%

ChoicePoint

(a)	Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.

(b)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results.

(c)	Represents operating income as a percentage of service revenue. Operating profit margin as a percentage of total revenue was 14.4%, 12.4%, 12.5%, and 13.9% for the first, second, third, and fourth quarters of 2005, respectively, 13.3% for the total year 2005, and 14.0%, 8.8%, and 11.8% for the first, second, and third quarters of 2006.

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